Exhibit (h)(18)(ii)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY & CO. INCORPORATED,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Amendment") is made as of this 11th day of March, 2022 by and between THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY & CO. INCORPORATED (the "Underwriter"), MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser"), and PROTECTIVE LIFE INSURANCE COMPANY, (the "Company"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Fund, Underwriter, Adviser and Company are parties to a certain Participation Agreement dated May 1, 2003, as amended (the "Agreement"), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the separate accounts and contracts listed in Schedule A and the portfolios in Schedule B; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

  Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.
  Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.
  Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MORGAN STANLEY VARIABLE INSURANCE FUND, INC.

By:  /s/ John H. Gernon

Name:  John H. Gernon

Title:  President & Principal Executive Officer

Date:  March 11, 2021

MORGAN STANLEY DISTRIBUTION INC.

By:  /s/ James Costabile

Name:  James Costabile

Title:  Managing Director

Date:  March 11, 2021

                        MORGAN STANLEY INVESTMENT MANAGEMENT INC.

          By:  /s/ Ken Topping

          Name:  Ken Topping

          Title:  Director and Managing Director

          Date:  March 11, 2021

PROTECTIVE LIFE INSURANCE COMPANY

By:  /s/ Steve Cramer

Name:  Steve Cramer

Title:  Chief Product Officer, Retirement Division

Date:  March  18, 2022

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.	Contract Funded by Separate Account
Protective Variable Annuity Separate Account (12/23/1993)
Protective Variable Annuity
FORM IPV-2002 (and state-specific variations thereof)

Elements® Access Variable Annuity
FORM IPV-2025P (and state-specific variations thereof)
FORM IPV-2025V (and state-specific variations thereof)
FORM IPV-2045 (and state-specific variations thereof) FORM IPV-2045C (and state-specific variations thereof)

Protective Advantages Variable Annuity
FORM IPV-2037P (and state-specific variations thereat)
FORM IPV-2037V (and state-specific variations thereat)
FORM IPV-2039 (and state-specific variations thereof) FORM 1PV-2039C (and state-specific variations thereof)

Protective Variable Annuity II
FORM IPV-2048P (and state-specific variations thereof)
FORM IPV-2048V (and state-specific variations thereof)
FORM IPV-2050 (and state-specific variations thereof) FORM IPV-2050C (and state-specific variations

Protective Investors Benefit Advisory Variable Annuity

Protective Aspirations Variable Annuity

Protective Variable Life Separate Account (2/15/1995)	Protective Premiere I variable life insurance policy FORM VUL-04 2-96 (and state-specific variations thereof)
Protective Premiere II variable life insurance policy FORM VUL-06 3-98 (and state-specific variations thereof)
Protective Single Premium Plus variable life insurance policy Form VUL-05 2-98 (and state-specific variations thereof)
PLJCO Variable Annuity Account S (established 07/02/2020)	Schwab Genesis Variable Annuity Schwab Genesis Advisory Variable Annuity
Protective BOLl PPVUL Separate Account	Protective Executive Benefits Private Placement VUL
Protective COLI PPVUL SV

SCHEDULE B

PORTFOLIOS OF THE UNNERSAL INSTITUTIONAL FUNDS, INC.
 AVAILABLE UNDER THIS AGREEMENT

 Equity and Income Portfolio – Class II Shares
 Global Real Estate - Class II
Growth - Class II
Core Plus Fixed Income - Class II
Global Franchise -  Class II
Global Infrastructure - Class II
Global Strategist - Class II